                                                                    Exhibit 10.3

                        [Global Sports, Inc. Letterhead]

                                 April 23, 2002


Mr. Steven C. Davis


Dear Steve:

     Reference is made to the Employment Agreement, dated January 10, 2000 (the "Employment Agreement"), between Global Sports, Inc. (the "Company") and you. The Company and you desire to extend the term of the Employment Agreement in consideration of your agreement to terminate certain options to purchase shares of the Company's common stock that were previously granted to you.

     In consideration of the agreements contained in this letter, and intending to be legally bound hereby, the Company and you agree as follows:

     1. The term of the Employment Agreement is hereby extended by two years so that the term will end on December 31, 2006, unless sooner terminated in accordance with the other provisions of the Employment Agreement. During the extended term of your Employment Agreement, so long as you continue in the employ of the Company, you will be entitled to receive annual increases in your Base Salary in an amount equal to the annual increase provided for with respect to last year of the initial term of your Employment Agreement and you will continue to be eligible to receive annual bonuses equal to the bonus provided for with respect to the last year of the initial term of your Employment Agreement.

     2. The options listed on Exhibit "A" hereto to purchase shares of the Company's common stock that were granted by the Company to you pursuant to the Company's 1996 Equity Incentive Plan are hereby terminated as of the date of this letter.

     3. Except as otherwise specifically provided for in this letter, all terms and conditions of your Employment Agreement will remain in full force and effect.

Mr. Steven C. Davis
April 23, 2002
Page 2


     Please indicate your agreement with the foregoing by signing this letter where indicated below and returning a copy to me.

                                             Sincerely,

                                             /s/ Michael G. Rubin

                                             Michael G. Rubin
                                             Chairman, President and
                                             Chief Executive Officer




AGREED TO AND ACCEPTED:


 /s/ Steven C. Davis
----------------------------
Steven C. Davis

                                   Exhibit "A"

    Option Date              Number of Shares            Option Price            Type of Option
--------------------      -----------------------     -------------------     ---------------------
      1/13/00                     40,000                    $ 17.50                   ISO
      3/10/00                     10,000                    $ 20.75                   ISO
      3/23/00                     10,000                    $17.625                   ISO